Exhibit 99.1

Filed by Western Wireless Corporation
pursuant to Rule 14a-12
under the Securities and Exchange Act of 1934, as amended

ALLTEL, Western Wireless Receive Request for Additional Information

LITTLE ROCK, Ark. and BELLEVUE, Wash. (March 3, 2005) — ALLTEL (NYSE:AT) and Western Wireless Corporation (NASDAQ:WWCA) today jointly announced that they have received a request from the Department of Justice (DOJ) for additional information (commonly referred to as a “second request”) in connection with ALLTEL’s pending acquisition of Western Wireless.

The effect of this second request is to extend the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until 30 days after ALLTEL and Western Wireless have substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the DOJ. ALLTEL anticipates the acquisition will be completed in mid-year 2005.

ALLTEL is a customer-focused communications company with more than 13 million customers and $8 billion in annual revenues. ALLTEL provides wireless, local telephone, long-distance, Internet and broadband services to residential and business customers in 26 states. For more information about ALLTEL, visit www.alltel.com.

Western Wireless Corporation, owner of the Cellular One brand, is a leading provider of rural wireless communications services to more than 1.4 million customers in the western United States. Headquartered in Bellevue, Wash., Western Wireless Corp. operates wireless cellular phone systems and company-owned retail stores in 19 western states under the Western Wireless and Cellular One brand names and licenses the Cellular One name in 16 additional states and the Caribbean. Cellular One has been one of America’s most recognized wireless brands for more than 20 years. For more information about Western Wireless Corp., visit www.WesternWireless.com. Information on Cellular One may be found at www.CellularOne.com.

ALLTEL claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results of ALLTEL and Western Wireless to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results of ALLTEL and Western Wireless may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) adverse changes in economic conditions in the markets served by ALLTEL and Western Wireless; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the integration of acquired businesses, including Western Wireless; adverse changes in the terms and conditions of wireless roaming agreements of ALLTEL and Western Wireless; the potential for adverse changes in the ratings given to ALLTEL’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the uncertainties related to ALLTEL’s strategic investments; the effects of work stoppages; the effects of litigation, including any litigation with respect to the acquisition of Western Wireless; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. ALLTEL disclaims any obligation to update the forward-looking statements contained herein.

Additional Information and Where to Find It
In connection with ALLTEL’s proposed acquisition of Western Wireless, Western Wireless and ALLTEL intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Investors and Security holders of ALLTEL and Western Wireless are urged to read these when they become available because they will contain important information about ALLTEL, Western Wireless and the acquisition. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by ALLTEL or Western Wireless with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ALLTEL by directing a written request to: ALLTEL, One Allied Drive, Little Rock, Arkansas 72202, Attention: Investor Relations or Western Wireless, 3650 131st Avenue S.E., Bellevue, Washington 98006, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the acquisition.

Participants In Solicitation
ALLTEL, Western Wireless and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Western Wireless and ALLTEL in connection with the acquisition. Information about those executive officers and directors of ALLTEL and their ownership of ALLTEL common stock is set forth in the ALLTEL Form 10-K for the year ended December 31, 2004, which was filed with the SEC on February 10, 2005, and the proxy statement for ALLTEL’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 2, 2005. Information about the executive officers and directors of Western Wireless and their ownership of Western Wireless common stock is set forth in the proxy statement for Western Wireless’ 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of ALLTEL, Western Wireless and their respective executive officers and directors in the acquisition by reading the proxy statement and prospectus regarding the acquisition when it becomes available.

For ALLTEL
Rob Clancy 501-905-8991
Vice President — Investor Relations
rob.clancy@alltel.com

Andrew Moreau 501-905-7962
Vice President — Corporate Communications
andrew.moreau@alltel.com

For Western Wireless
Steve Winslow 425-586-8032
Vice President — Treasurer
steve.winslow@wwireless.com

John Snyder 206-262-0291
Snyder Investor Relations
jsnyder@snyderir.com